Exhibit 10.14

Sublease

By and Between

FibroGen Inc.

And

Silver Creek

Table of Contents

1.	BACKGROUND	1

2.	SUBLEASE	1

3.	TERM AND TERMINATION	2

4.	RENT AND OTHER AMOUNTS	3

5.	SERVICES	3

6.	TAXES	4

7.	SECURITY DEPOSIT	5

8.	WARRANTY	5

9.	USE	6

10.	CONFIDENTIALITY	7

11.	CONDITION OF SUBLEASED PREMISES; SURRENDER	7

12.	SUBORDINATION	8

13.	INDEMNIFICATION	9

14.	INSURANCE	9

15.	MASTER LEASE	11

16.	ALTERATIONS AND REPAIRS	13

17.	ASSIGNMENT AND FURTHER SUBLETTING	13

18.	BROKERS	13

19.	SIGNS	13

20.	NOTICE	13

21.	SEVERABILITY	14

22.	ENTIRE AGREEMENT	14

23.	WAIVER	14

24.	HOLDING OVER	15

25.	BINDING EFFECT; CHOICE OF LAW	15

26.	FIBROGEN ACCESS	15

27.	SECURITY	15

28.	NON-SOLICITATION	16

EXHIBIT A – SERVICES AND OTHER PROVISIONS		17

EXHIBIT B – HMIS		19

EXHIBIT C – THE INJURY AND ILLNESS PREVENTION PROGRAM		20

EXHIBIT D – MASTER LEASE (REDACTED)		21

SUBLEASE

This SUBLEASE (“Sublease”) is effective as of August 6, 2010 (“Effective Date”), by and between FibroGen, Inc., a Delaware Corporation (“FibroGen”), and Silver Creek (“Subtenant”).

1.             BACKGROUND

1.1           Under a lease dated September 22, 2006 (“Master Lease”) by and between X-4 Dolphin LLC, on behalf of Shorenstein Properties, LLC (“Master Lessor”) and FibroGen, a redacted copy of which is attached hereto and incorporated herein as Exhibit D, Master Lessor has Subleased to FibroGen a building located at 409 Illinois Street, San Francisco, California containing approximately 234,000 rentable square feet (“409 Building”) for a period commencing upon the completion of the Building, as defined in the Master Lease, and expiring on the fifteen (15) year anniversary thereof.

1.2           Subtenant wishes to sublease from FibroGen and FibroGen wishes to sublet to Subtenant certain office and laboratory space located in the 409 Building (the Subleased Premises) as defined in Paragraph 2.1 below.

1.3           Subtenant wishes to acquire services associated with the use of the Subleased Premises, and FibroGen is willing to provide such services as specified herein.

THE PARTIES AGREE AS FOLLOWS:

2.             SUBLEASE

2.1           Conditioned upon receipt of Master Lessor’s written consent, FibroGen hereby subleases to Subtenant and Subtenant hereby takes from FibroGen certain real property as described below (the “Subleased Premises”) comprising approximately a total grossed-up footprint equaling Seven Hundred and Fifty-six (756) square feet as follows:

a)             In the laboratory area #5115; office area #5202 and open area #5221.

b)            The Sublease Premises may be increased upon the mutual agreement of the parties hereto in the form of a signed amendment to this Sublease.  However, it is expressly understood that neither party hereto is obligated to enter into such an amendment.

2.2           Subtenant shall also have the non-exclusive right to use, in common with other Subtenants in the Building, any and all of the following areas which may be appurtenant to the Premises: common entrances, lobbies, elevators, stairways, corridors, and access ways, public restrooms, FibroGen Gym (subject to payment as specified in Exhibit A), Cafe, and common walkways and sidewalks necessary for access to the Premises.

3.             TERM AND TERMINATION

3.1           The term (“Term”) of this Sublease will commence on September 1, 2010 (“Sublease Commencement Date”).

3.2           This Sublease will expire on:

a)             September 1, 2011 (“Expiration Date”), unless Subtenant requests for an extension to the Sublease for another six (6) months in writing to FibroGen no later than thirty (30) days in advance of the Expiration Date.

3.3           It is expressly understood, notwithstanding the terms stated above, that either party hereto may terminate this Sublease for cause pursuant to Paragraphs 9.6 and 15.2 of this Sublease.

3.4           Either party hereto may terminate this Sublease at any time by giving sixty (60) days’ written notice to the other.

3.5           Notwithstanding any terms contained herein, it is Subtenant’s sole responsibility to place the Premises in the surrender condition required by FibroGen and Master Lessor not later than the Expiration Date, including, but not limited to, covering all costs of decertification and decommissioning (if required).

3.6           On the Sublease Commencement Date, FibroGen shall deliver possession of the Premises to Subtenant in the condition required by Paragraph 11.2.  No rent shall accrue under this Sublease, nor shall Subtenant have any obligation to perform the covenants or observe the conditions herein contained until the Premises have been so delivered.  If FibroGen’s ability to deliver possession by the date as set forth in this provision is delayed as a result of any of the following causes, the date for delivery shall be postponed without penalty to FibroGen for a period of time equivalent to the period caused by such delay:

a)                                      acts of Subtenant, its agents, or employees;

b)                                     acts of God which FibroGen could not reasonably have foreseen or guarded against;

c)                                      any strikes, boycotts or like obstructive actions by employees or labor organizations and which are beyond the control of FibroGen and which cannot be reasonably overcome; or

d)                                     restrictive regulations by a governmental agency.

4.             RENT AND OTHER AMOUNTS.

4.1           Subtenant shall pay a monthly rent (“Rent”) to FibroGen for the Subleased Premises according to the following schedule:

Months	Rent/Sq.Ft./Mo.	Total Sq. Ft.	Amount/Mo.
September 2010 – Expiration Date	$6.80	756	$5,174.80

Rent shall cover the following expenses:

a)             Operating expenses comprising property tax and insurance, normal utility charges, exterior building maintenance, maintenance of mechanical systems that are currently in place, normal recurring building maintenance, janitorial service according to FibroGen’s generally accepted office and laboratory cleaning standards, normal office and laboratory waste removal, a pro-rata share (based on the area actually subleased by Subtenant at the time of the emergency) of the emergency electrical backup generation services available to the 409 Building, and security systems (including issuance of up to 5 security entrance cards).

b)            Those services specified in Paragraph 5.1 below.

4.2           All Rent shall be payable without deduction or offset in advance on the first day of each month during the Term provided however, the first month’s Rent for the Subleased Premises will be paid to FibroGen no later than seven (7) days prior to the Sublease Commencement Date.  Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.  Rent shall be payable to FibroGen at the address stated herein or at such other address as FibroGen may from time to time designate in writing.

4.3           Except as expressly herein provided, any amount due FibroGen but not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate then allowable by law from the date due.  Payment of such interest shall not excuse or cure any default by Subtenant under this Sublease, provided, however, that interest shall not be payable on late charges incurred by Subtenant nor on any amounts upon which late charges are paid by Subtenant.

5.             SERVICES

5.1           Included lab services are limited to the systems that are in place on the Sublease Commencement Date to supply de-ionized water (DI) water, house vacuum, and compressed air.  It is expressly understood that no gases (other than compressed air) will be supplied to the Subleased Premises by FibroGen.  However, FibroGen will (at no cost to Subtenant) install wall mounts to secure laboratory gas cylinders in the Subleased Premises subject to the restrictions contained in Paragraph 9.5.  FibroGen represents that the DI water, house vacuum and compressed air are, and shall be, maintained by FibroGen in good working order.

a)             Normal business hours for services provided by FibroGen employees or agents (such as receptionist, loading, and unloading) shall be from 8 am to 5 pm, Monday through Friday, FibroGen holidays and other infrequent dates and times reasonably designated by FibroGen excepted.  No such services shall be available during nights, weekends, and FibroGen holidays.

5.2           Services and utilities not specified in Paragraph 5.1 above, shall be furnished and the cost borne as outlined in Exhibit A.  If any such services are not separately metered to Subtenant, Subtenant shall pay a reasonable proportion to be determined by FibroGen of all charges jointly metered with other premises.  In the event of failure by FibroGen to furnish, in a satisfactory manner, any of the services and utilities to the Premises for which FibroGen is responsible, Subtenant may furnish the same if FibroGen has not undertaken to correct such failure within five (5) days after written notice, and, in addition to any other remedy Subtenant may have, may deduct the amount thereof, including Subtenant’s service costs, from rent or other remuneration due FibroGen hereunder.

5.3           Charges for all services provided hereunder shall be invoiced on the fifteenth (15th) day of each month immediately following the provision of the service and shall be due and payable along with the next rent payment due after receipt of the invoice for such services.

5.4           Exhibit A may be amended in a signed writing to include new service or remove existing services as mutually acceptable to the parties hereto.

6.             TAXES

6.1           FibroGen specifically calls to Subtenant’s attention the fact that this Sublease may create a possessory interest subject to property taxation, and Subtenant may be subject to property tax levied on such interest.  Subtenant alone shall pay such tax.  If the right is given to pay any of the taxes, assessments or other impositions which Subtenant is herein obligated to pay either in one sum or in installments, Subtenant may elect either mode of payment.

6.2           Subtenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Subtenant contained in the Premises or elsewhere.  Subtenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of FibroGen.

7.             SECURITY DEPOSIT

7.1           On or before the date of final signature by both parties hereto, Subtenant shall deposit with FibroGen a sum equal to one hundred percent (100%) of the first month’s Rent; and on or before the Sublease Commencement Date, Subtenant shall deposit with FibroGen an additional sum equal to two hundred percent (200%) of the first month’s Rent both sums as security for the full and faithful performance of each provision of this Sublease.

7.2           Subtenant shall provide a properly completed, signed and dated IRS Form W-9 or Form W-8BEN (as applicable, the “IRS W8/9 Form”) to FibroGen.

7.3           If Subtenant defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of Rent or other charges, FibroGen may use, apply or retain all or any part of said deposit for the payment of Rent or other charges in default; or for the payment of any other amount which FibroGen may spend or become obligated to spend by reason of Subtenant’s default.  If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after written demand therefore, deposit cash with FibroGen in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Subtenant’s failure to do so shall be a material breach of this Sublease.  If Subtenant fully and faithfully performs every provision required by this Sublease, said deposit, or so much thereof as has not theretofore been applied or credited by FibroGen shall be returned to Subtenant (or, at FibroGen’s option, to the last assignee of Subtenant’s interest hereunder) at the expiration of the term hereof.  The making by Subtenant of such deposit, or the application thereof by FibroGen in the manner hereinabove provided, shall not constitute nor be construed as a limitation upon the exercise by FibroGen of any other rights or remedies provided to FibroGen under the terms of this Sublease in the event of Subtenant’s default.  In the event FibroGen sells or assigns FibroGen’s interest in the 409 Building, FibroGen may assign said deposit to the purchaser of FibroGen’s interest in the demised premises without liability to Subtenant.  FibroGen’s obligations with respect to the deposit are those of a debtor and not a trustee.  FibroGen may maintain the deposit separate and apart from FibroGen’s general funds or can commingle the deposit with FibroGen’s general and other funds.

8.             WARRANTY

8.1           FibroGen warrants that the Subleased Premises are non-toxic and asbestos free to the best of its knowledge subject to the conditions set forth in the Lease between the Master Lessor and FibroGen.

8.2           FibroGen further warrants that all laboratory space shall remain as equipped at the date of signature of the Sublease with case-goods and hoods.  It is expressly understood that equipment specifically owned and used by FibroGen is not included hereunder.

8.3           Except for the warranty provided in Paragraph 8.1 and 8.2 above, the Subleased Premises and any cubicles, furniture, equipment, and fixtures provided hereunder are provided on an “as-is” basis WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY EXPRESS OR IMPLIED.

9.             USE

9.1           Subtenant shall use the Subleased Premises for the purpose of laboratory research and development, and general office purposes consistent with the requirements and limitations set forth in the Master Lease and for no other purpose without the prior written consent of Master Lessor and FibroGen.  In no case shall pets be allowed inside of the 409 Building.

9.2           Use of radioactive materials in the Subleased Premises is expressly prohibited without FibroGen’s express written consent.

9.3           In addition to all duties required under this Sublease, it is expressly understood that Subtenant shall be responsible for complying with the provisions of the Master Lease (including Article 10 [Compliance with Laws and Regulations] therein) incorporated herein by Section 15.1 relating to hazardous materials.  In no event shall Subtenant cause the classification of the 409 Building to be changed from its present classification (Level B).

9.4           Subtenant shall comply with all applicable federal, state and local regulations.  Subtenant shall additionally comply with as all applicable policies and procedures of FibroGen, including but not limited to the FibroGen Safety Program and the Injury and Illness Prevention Program (“IIPP”) appearing in Exhibit C.  It is expressly understood that all chemical use by Subtenant shall be in compliance with the Hazard Materials Identification System (HMIS) appearing in Exhibit B.

9.5           Subtenant shall obtain FibroGen’s express written authorization prior to using any gasses not listed below:

a)             CO2, CH4, Nitrogen, O2, Compressed Air, Liquid Nitrogen

9.6           Any breach of this Article 9, shall give FibroGen the right to terminate this Sublease upon fifteen (15) days written notice for any breach remaining uncured for a period of five (5) days from the date of FibroGen’s initial written notice of Subtenant’s breach.

10.           CONFIDENTIALITY

10.1         Each party hereto acknowledges that it shares space with the other party and may come into contact with information in various forms (including visual, oral, written, graphic, or electronic) that may be deemed to be confidential and proprietary.

10.2         Each party hereto shall treat the Confidential Information of the other as proprietary and confidential and hold it in strict trust and confidence using at least the same degree of care as it uses to protect its own most highly confidential information, but in no event, using less than a reasonable degree of care.  The receiving party shall NOT:

a)                                      permit access to or disclose the Confidential Information to any unauthorized third party;

b)                                     reverse engineer or reverse compile the Confidential Information;

c)                                      make any commercial use of the Confidential Information;

d)                                     use any Confidential Information to support any patent application or related filing; or

e)                                      use Confidential Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.

10.3         Each party hereto shall advise its officers, employees, independent contractors and business invitees who might have access to Confidential Information of the confidential nature thereof.

10.4         The knowledge of Confidential Information by one party shall not constitute any grant, option, or license to the other in any intellectual property rights or interest in the Confidential Information now or hereinafter.

10.5         The parties hereto agree that for any violation of any provision of this Section 10 (Confidentiality), the aggrieved party shall be entitled, in addition to any other remedies it may have and without the need to post a bond, to specific performance, injunctions or other appropriate remedies it may have for any such violation by the non-aggrieved party.

11.           CONDITION OF SUBLEASED PREMISES; SURRENDER.

11.1         Subtenant shall accept the Subleased Premises in their “as is” condition.

11.2         FibroGen shall deliver the Premises to Subtenant clean and free of debris on the Sublease Commencement Date and FibroGen further warrants to Subtenant that the plumbing, lighting, air conditioning, and heating systems, in the Premises shall be in good operating condition on the Sublease Commencement Date.  If this warranty has been violated, then FibroGen shall, after receipt of written notice from Subtenant setting forth with specificity the nature of the violation, promptly, at FibroGen’s sole cost, rectify such violation.  Subtenant’s failure to give such written notice to FibroGen within thirty (30) days after the Sublease Commencement Date shall cause the conclusive presumption that FibroGen has complied with all of FibroGen’s obligations hereunder.

11.3         Except as otherwise provided in this Sublease, Subtenant hereby accepts the Premises in the condition existing as of the Sublease Commencement Date or the date that Subtenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.  Subtenant acknowledges that neither FibroGen nor any agent of FibroGen has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Subtenant’s business.

11.4         Within ten (10) days of the Sublease Commencement Date of this Sublease, Subtenant shall provide FibroGen with a list (“Damage List”) of any defects or damage present in the Subleased Premises, and on the cubicles, furniture, equipment, or fixtures as reasonably observable by Subtenant.  FibroGen shall have ten (10) business days to object to any defects or damage present on the Damage List.  After the ten day period after Sublease Commencement Date, Subtenant shall be precluded from claiming any defect or damage was present in the Subleased Premises or on the furniture or cubicles if such defect or damage was not present on the Damage List prior to the Sublease Commencement Date.

11.5         Upon the expiration or termination date of this Sublease pursuant to Article 3.2, Subtenant shall surrender to FibroGen the Subleased Premises and any and all cubicles, furniture, equipment and fixtures supplied by FibroGen in the same condition and repair as received (ordinary wear and tear, damage, and casualty that Subtenant under the Master Lease has no obligation to restore or repair excepted), broom-clean, and otherwise in the condition required by the Master Lease and shall repair any damage to the Subleased Premises occasioned by the removal of Subtenant’s fixtures, furnishings, and equipment.

11.6         Upon surrender of the Subleased Premises, Subtenant shall warrant that the Subleased Premises are non-toxic and asbestos-free to the best of its knowledge to the extent they were at the time Subtenant took occupancy.

12.           SUBORDINATION.

12.1         This Sublease is subject and subordinate to the Master Lease.

13.           INDEMNIFICATION.

13.1         FibroGen shall indemnify, defend and hold harmless Subtenant, its officers, partners, agents, and employees from and against any claims, damages, costs, expenses, or liabilities (collectively “Claims”) arising out of or in any way connected with this Sublease including, without limitation, Claims for loss or damage to any property, or for death or injury to any person or persons, but only in proportion to and to the extent that such Claims arise from the negligent or wrongful acts or omissions of FibroGen, its officers, agents, or employees.

13.2         Subtenant shall indemnify, defend and hold harmless FibroGen, its officers, agents, and employees from and against any Claims arising out of or in any way connected with this Sublease including, without limitation, Claims for loss or damage to any property or for death or injury to any person or persons, but only in proportion to and to the extent that such Claims arise from the negligent or wrongful acts or omissions of Subtenant, its officers, partners, agents, or employees.

13.3         Subtenant shall further indemnify FibroGen and the Master Lessor as provided in Subparagraph 14.4 of the Master Lease.  The provisions that Subparagraph are hereby incorporated herein by reference subject to the following understandings:

a)                                      The term “Tenant” as used in Subparagraph 14.4 of the Master Lease shall refer to Subtenant.

b)                                     The term “Landlord” as used in Subparagraph 14.4 of the Master Lease shall refer to both FibroGen and the Master Lessor.

13.4         Intellectual Property Rights Indemnification.  Subtenant acknowledges the shared nature of the 409 Building and the fact that various business entities and FibroGen’s agents and employees may occupy portions of the 409 Building during the term of this Sublease.  It is expressly understood that FibroGen can not guarantee Subtenant’s privacy and protect its trade secrets within the 409 Building.  With respect to any and all claims arising out of or connected to a breach of Subtenant’s privacy and protection of its trade secrets associated with Subtenant’s intellectual property rights, Subtenant hereby agrees to indemnify and hold FibroGen harmless against said claims.

14.           INSURANCE.

14.1         Subtenant, at its sole cost and expense, shall insure its activities in connection with this Sublease and obtain, keep in force and maintain insurance as follows:

a)             Commercial Form General Liability Insurance (contractual liability included) with minimum limits as follows:

i)                                         Each Occurrence $ 1,000,000

ii)                                      Products/Completed Operations Aggregate $ N/A

iii)                                   Personal and Advertising Injury $ 1,000,000

iv)                                  General Aggregate $ 2,000,000

If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination of this Sublease.  The insurance shall have a retroactive date of placement prior to or coinciding with the Sublease Commencement Date.

b)                                     Business Automobile Liability Insurance for owned, scheduled, non-owned, or hired automobiles with a combined single limit of not less than one million dollars ($ 1,000,000) per occurrence.

c)                                      Property, Fire and Extended Coverage Insurance in an amount sufficient to reimburse Subtenant for all of its equipment, trade fixtures, inventory, fixtures and other personal property located on or in the Premises including Subleasehold improvements hereinafter constructed or installed.

d)                                     Workers’ Compensation as required by California law.

e)                                      Such other insurance in such amounts which from time to time may be reasonably required by the mutual consent of Subtenant and FibroGen against other insurable risks relating to performance.

14.2         The coverages referred to under 14.1a) and 14.1b) above shall include FibroGen  as an additional insured.  Such a provision shall apply only in proportion to and to the extent of the negligent acts or omissions of Subtenant, its officers, partners, agents, and employees.

14.3         Subtenant, upon the execution of this Sublease, shall furnish FibroGen with certificates of insurance evidencing compliance with all requirements.  Certificates shall provide for thirty (30) days (ten [10] days for non-payment of premium) advance written notice to FibroGen of any material modification, change or cancellation of any of the above insurance coverages.

14.4         The coverages required herein shall not limit the liability of Subtenant.

14.5         Waivers of Subrogation.  Notwithstanding the provisions of Article 13, Subtenant hereby waives any right of recovery against FibroGen due to loss of or damage to the property of Subtenant when such loss of or damage to property arises out of the acts of God or any of the property perils included in the classification of fire, extended perils (“all risk” as such term is used in the insurance industry) whether or not such perils have been insured, self-insured or non-insured.

14.6         Exemption of FibroGen from Liability.  Notwithstanding the terms of Article 13, Subtenant hereby agrees that FibroGen shall not be liable for injury to Subtenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Subtenant, Subtenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall FibroGen be liable for injury to the person of Subtenant, Subtenant’s employees, agents or contractors, as a result of any condition of the Premises or the 409 Building, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause in or about the Premises, whether the said damage or injury results from conditions arising in the Premises or in other portions of the 409 Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Subtenant.  FibroGen shall not be liable for any damages arising from any act or neglect of any other Subtenant, if any, of the 409 Building.

15.           MASTER LEASE

15.1         Except for:

•                  Paragraph 14.4 of the Master Lease that is incorporated by reference hereinabove;

•                  the following Paragraphs of the Master Lease (which are not incorporated into this Sublease): 1.12, 1.15, 2.6, 3.1, 3.4, 11.1, 13.3, 13.4, 23.1, 24.1(d), 27.1, 35.2, 35.24(a), and 35.24(b); and

•                  the following Articles of the Master Lease (which are not incorporated into this Sublease): 4, 5, 8, 12, 15, 16, 18, 19, 21, 33, and 34;

and to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Master Lease, the provisions of the Master Lease are hereby incorporated herein by reference subject to the following understandings:

a)                                      Subtenant shall pay any real estate taxes, personal property taxes, and property insurance on its alterations, trade fixtures, and personal property that are not included in the Rent.

b)                                     The term “Tenant” as used therein shall refer to Subtenant.

c)                                      The term “Landlord” as used therein shall refer to FibroGen.

d)                                     FibroGen shall not be obligated to exercise any options provided in the Master Lease.

e)                                      All of Master Lessor’s rights under the Master Lease shall inure to the benefit of FibroGen as well as to Master Lessor.

15.2         Each party hereto, respectively, shall perform and comply with the provisions of the Master Lease relating to Master Lessor’s and Subtenant’s obligations.  Subtenant hereby assumes and agrees to perform all of the obligations of Subtenant under the Master Lease accruing or arising during the term of this Sublease in the manner and within the time required under the Master Lease provided, however, the obligation of Subtenant hereunder shall be interpreted to apply only to the extent to which the obligations of Subtenant under the Master Lease are applicable or allocable to the Subleased Premises.  Subtenant further covenants that Subtenant will neither commit nor permit to be committed by any third party, any act or omission which would violate any term or condition of the Master Lease, or be the cause for termination of the Master Lease by Master Lessor.  In any case where Master Lessor has the right to declare a default under the Master Lease, said right shall inure to the benefit of FibroGen.

15.3         FibroGen shall have all of the rights and remedies afforded Master Lessor under the Master Lease.  In addition to exercising any other rights or remedies afforded to the Master Lessor under the Master Lease, FibroGen shall have the right (but not the obligation) to:

a)                                      cure any such breach or default by Subtenant, with Subtenant to be obligated to reimburse FibroGen immediately upon demand for all costs (including costs of settlements, defense, court costs and attorneys’ fees) which FibroGen may incur in effecting the cure of such breach or default;

b)                                     reenter and retake possession of the Subleased Premises and immediately terminate this Sublease and Subtenant’s interest in the Subleased Premises; and

c)                                      have any and all rights and remedies now or hereafter afforded a landlord under applicable law, including but not limited to: (A) all of the remedies afforded under Section 1951.2 of the California Civil Code (or any successor statute or similar applicable statute), specifically including Subsection (a)(3) thereof with respect to recovering the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Sublease after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided, and in respect to this paragraph, it is expressly agreed that an interest rate of ten percent (10%) per annum is to be used in computing the “worth at the time of award” with respect to the damages recoverable under Subsections (a)(1) and (a)(2) thereof, and (B) notwithstanding any abandonment of the Subleased Premises by Subtenant, the remedy afforded under Section 1951.4 of the California Civil Code (or any successor statute or similar applicable statute) of continuing the Sublease in effect and recovering from Subtenant, the Rent and other amounts payable hereunder as they become due under this Sublease.

15.4         Subtenant and FibroGen each represent and warrant that they have read and are familiar with the terms and conditions of the Master Lease.

16.           ALTERATIONS AND REPAIRS

16.1         Subtenant shall make no alterations to the Premises without the prior written authorization of FibroGen.

17.           ASSIGNMENT AND FURTHER SUBLETTING

17.1         Subject to Master Lessor and FibroGen’s express written consent, Subtenant shall have the right to assign all or any portion of its interest under this Sublease or sublet all or any portion of the Subleased Premises to any third party, parent, subsidiary or affiliate of Subtenant; any party which results from any merger or consolidation of Subtenant; or any party which acquires all or substantially all the assets or stock of Subtenant.

17.2         Other than expressly permitted in Paragraph 17.1 above, Subtenant shall have no right to allow any other party to sublease, assign, or otherwise use the facilities referenced hereunder for any purpose without FibroGen’s express written authorization.

18.           BROKERS

18.1         FibroGen and Subtenant each represents and warrants to the other that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the indemnified party as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of indemnifying party.

19.           SIGNS

19.1         FibroGen shall add Subtenant’s name to a placard located on in the reception area of the main lobby.  Aside from the foregoing, Subtenant shall not have any other signs on the Subleased Premises or the 409 Building other than signs within the Subleased Premises for Subtenant’s internal use and convenience.

20.           NOTICE

20.1         Any notices or demands to be given pursuant to the Master Lease or this Sublease shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, with all postage and fees prepaid, to FibroGen or Subtenant, respectively, at the following addresses, or at such other address as such party shall designate by written notice to the other party.  Such addresses are:

FibroGen:	FibroGen, Inc.
409 Illinois St.
San Francisco, CA 94158
Attention: CFO

Subtenant:	Silver Creek
409 Illinois St.
San Francisco, CA 94158
Attention: President

Personal delivery may be accomplished by means of commercial “overnight” or “express” delivery services providing for written record or delivery, or otherwise.  Such notices shall be deemed to have been received and to be effective for all purposes upon receipt or refusal to accept delivery at such address as indicated on the return receipt or other record of delivery, or (if earlier) on the second business day after being mailed in accordance with the requirements of this paragraph.

21.           SEVERABILITY

21.1         The invalidity of any provision of this Sublease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.           ENTIRE AGREEMENT

22.1         Attached hereto and incorporated herein are Exhibits A, B, C, and D which constitute part of this Sublease.

22.2         There are no oral agreements or understandings between the parties hereto affecting this Sublease.  This Sublease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

23.           WAIVER

23.1         No waiver by FibroGen of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Subtenant of the same or any other provision.  FibroGen’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of FibroGen’s consent to or approval of any subsequent act by Subtenant.  The acceptance of rent hereunder by FibroGen shall not be a waiver of any preceding breach by Subtenant of any provision hereof, other than the failure of

Subtenant to pay the particular rent so accepted, regardless of FibroGen’s knowledge of such preceding breach at the time of acceptance of such rent.

24.           HOLDING OVER

24.1         If Subtenant, with FibroGen’s consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Sublease pertaining to the obligations of Subtenant, with the exception of rent which shall be at one hundred twenty-five percent (125%) of the then current rent, but all options and rights of first refusal, if any, granted upon the terms of this Sublease shall be deemed terminated and be of no further effect during said month to month tenancy.

25.           BINDING EFFECT; CHOICE OF LAW

25.1         Subject to any provisions hereof restricting assignment or subletting by Subtenant, this Sublease shall bind the parties, their personal representatives, successors and assigns.  This Sublease shall be governed by the laws of the State of California, and any legal dispute arising hereunder shall be adjudicated in a court of law located in San Francisco, California.

26.           FIBROGEN ACCESS

26.1         FibroGen and FibroGen’s agents shall have the right to enter the Premises at reasonable times, for the purpose of making alterations, repairs, improvements or additions to the Premises or to the Building as FibroGen may deem necessary or desirable.  FibroGen and FibroGen’s agents shall provide Subtenant with one (1) regular business day notice prior to entry of the Premises for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees.  Any entry by FibroGen and FibroGen’s agents shall not impair Subtenant’s operations more than reasonably necessary, and shall comply with Subtenant’s reasonable security measures.  Except in case of an emergency, FibroGen shall not enter the Premises (except for the performance of regular janitorial service) unless accompanied by a representative of Subtenant.

27.           SECURITY

27.1         Subtenant assumes all responsibility for the protection of Subtenant, its agents and invitees from acts of third parties.  FibroGen shall provide Subtenant with keys to the Premises, Building and the Incubator Lab at FibroGen’s cost and expense.

28.           NON-SOLICITATION

28.1         During the Term of this Sublease and for a period of six (6) months following the termination or expiration thereof, neither party hereto shall directly or indirectly induce or solicit any employee of the other party to leave their employment.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the day and year first above written.

FIBROGEN, INC.

JENNIFER KAJISA
Name

/s/ Jennifer S. Kajisa
Signature

SENIOR MANAGER, FINANCIAL REPORTING
Title

8/12/10
Date

SILVER CREEK

ULRIK NIELSEN
Name

/s/ Ulrik Nielsen
Signature

PRESIDENT
Title

8/20/10
Date

EXHIBIT A – SERVICES AND OTHER PROVISIONS

Service Charges

for

Premises Located at

409 Illinois Street, San Francisco, California 94158

Silver Creek - Service Charges for
409 Illinois Street, San Francisco, CA 94158

Mail/Receiving/Receptionist Support	N/A Included in rent

Security Guard Services	N/A Included in Rent

Security Cost/Security Card	Initial 5 no charge $25 each thereafter

Telecommunications/Data Support Infrastructure Charge	$70/month

Cost/month/phone	$10.33 each + monthly Usage charges

Installation charges (phone & voicemail)	$150 (one-time charge)

Custom IT Services (pay as you go)
a. Helpdesk	$60/hour
b. Network Configuration	$120/hour
c. Server set-up	$150/hour
d. Secure wireless network
– Wireless internet only	$70/month flat rate
– Wireless internet plus internal network access	$70/month, plus a $480 one-time set up fee
e. Secure Remote Access (via Cisco VPN software)	$70/month/user account Plus $480 one-time set up fee
f. Data Center Rack Space (1U = 1.75 inches of vertical rack space)	$120/1U/month, plus $240 one-time set up fee
*Any additional data drops or outlets beyond what is provided shall be charged separately
TBD

$/Run
Glasswash/Autoclave Total Cost/run-glasswash/dryer	$40.00

Autoclave Glasswash/dryer and autoclave	$40.00 $60.00

Parking Parking charge per day/ per vehicle *Can be included as a corporate cost or paid directly by employees	$24/day or $235/month

FibroGym - Workout Room (located on the 1st Floor)	$10/person/month

Conference Room With exception of conference rooms to be shared by all micro companies, charges for use of major conference rooms, will be based on length of time needed

EXHIBIT B – HMIS

Fire Code Permit Amounts

For

Hazardous Materials

As allowed on Each Floor of the

409 Building

EXHIBIT C – THE INJURY AND ILLNESS PREVENTION PROGRAM

The

Injury and Illness

Prevention Program

September 2008

EXHIBIT D – MASTER LEASE (REDACTED)

Redacted copy of

The Lease Agreement

Between

Master Lessor

And

FibroGen

September 22, 2006

AMENDMENT NO. 1 TO SUBLEASE

THIS AMENDMENT NO. 1 (the “First Amendment”) is effective as of February 1, 2011 (the “First Amendment Effective Date”) by and between Silver Creek Pharmaceuticals (“Subtenant”) and FibroGen, Inc. (“FibroGen”).  This First Amendment amends the Sublease entered into by and between Subtenant and FibroGen on August 6, 2010 (the “Sublease”).  Subtenant and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”.  The Sublease and this First Amendment are collectively, “the Agreement”.

WHEREAS, Subtenant wishes to occupy an additional 510 square foot portion of laboratory space of the 409 Illinois Building to the space Subtenant is currently subletting from FibroGen.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)          Unless otherwise defined herein, all capitalized terms and phrases used in this First Amendment shall have the meaning ascribed to them in the Sublease.

(2)          Section 2.1 of the Sublease is hereby deleted in its entirety and replaced with the following:

2.1          Conditioned upon receipt of Master Lessor’s written consent, FibroGen hereby subleases to Subtenant and Subtenant hereby takes from FibroGen certain real property as described below (the “Subleased Premises”) comprising approximately total grossed-up footprint equaling one thousand two hundred and sixty-six (1271) square feet as follows

(a)       In Laboratory Area #5002 (equaling to: five hundred and ten (510) square feet);

(b)       In the Laboratory Area #5115; Office Area #5202 and Open Area #5221 (equaling to: seven hundred and fifty-six (761) square feet); and

(c)        The Sublease Premises may be increased upon the mutual agreement of the Parties hereto in the form of a signed amendment to this Sublease.  However, it is expressly understood that neither Party hereto is obligated to enter into such an amendment.

(3)          Section 4.1 of the Sublease is hereby amended with the following:

4.1          Subtenant shall pay a monthly rent (“Rent”) to FibroGen for the Subleased Premises according to the following Schedule

Months	Rent/Sq.Ft./Mo.	Total Sq. Ft.	Amount/Mo.
September 2010 – January 2011	$6.80	761	$5,174.80
February 2011 – September 2011	$6.80	1271	$8,642.80

(4)          This First Amendment, together with the Sublease, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein, the Sublease has not been modified or amended and remains in full force and effect.  All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this First Amendment.

(5)          This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Sublease as of the First Amendment Effective Date.

FIBROGEN, INC.		SILVER CREEK PHARMACEUTICALS

By:	/s/ Pat Cotroneo	By:	/s/ Ulrik Nielsen

Name:	PAT COTRONEO	Name:	ULRIK NIELSEN

Title:	CFO	Title:	CEO

Date:	1/20/2011	Date:	1/19/11

AMENDMENT NO. 2 TO SUBLEASE

THIS AMENDMENT NO. 2 (the “Second Amendment”) is effective as of May 1, 2011 (the “Second Amendment Effective Date”) by and between Silver Creek Pharmaceuticals (“Subtenant”) and FibroGen, Inc. (“FibroGen”).  This Second Amendment amends the Sublease entered into by and between Subtenant and FibroGen on August 6, 2010 (the “Sublease”), as amended pursuant to the First Amendment on February 1, 2011 (the “Prior Amendment”).  Subtenant and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”.

WHEREAS, Subtenant wishes to occupy an additional 83 square foot portion of open office space of the 409 Illinois Building to the space Subtenant is currently subletting from FibroGen.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)          Unless otherwise defined herein, all capitalized terms and phrases used in this Second Amendment shall have the meaning ascribed to them in the Sublease as amended by the Prior Amendment.

(2)          Section 2.1 of the Sublease is hereby deleted in its entirety and replaced with the following:

2.1          Conditioned upon receipt of Master Lessor’s written consent, FibroGen hereby subleases to Subtenant and Subtenant hereby takes from FibroGen certain real property as described below (the “Subleased Premises”) comprising approximately total grossed-up footprint equaling one thousand three hundred and fifty-four (1354) square feet as follows

a)            In Laboratory Area #5002 (equaling to: five hundred and ten (510) square feet);

b)            In the Laboratory Area #5115; Office Area #5202 and Open Area #5221 (equaling to: eight hundred and forty-four (844) square feet); and

c)             The Sublease Premises may be increased upon the mutual agreement of the Parties hereto in the form of a signed amendment to this Sublease.  However, it is expressly understood that neither Party hereto is obligated to enter into such an amendment.

(3)          Section 4.1 of the Sublease is hereby amended with the following:

4.1          Subtenant shall pay a monthly rent (“Rent”) to FibroGen for the Subleased Premises according to the following Schedule

Months	Rent/Sq.Ft./Mo.	Total Sq. Ft	Amount/Mo.
September 1, 2010 – January 31, 2011	$6.80	761	$5,174.80
February 1, 2011 – April 30, 2011	$6.80	1271	$8,642.80
May 1, 2011 – August 31, 2011	$6.80	1354	$9,207.20

(4)          This Second Amendment, together with the Sublease as amended by the Prior Amendment, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein and in the Prior Amendment, the Sublease has not been modified or amended and remains in full force and effect.  All express or implied agreements and understandings that conflict with the terms of this Second Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this Second Amendment.

(5)          This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Sublease as of the Second Amendment Effective Date.

FIBROGEN, INC.		SILVER CREEK PHARMACEUTICALS

By:	/s/ Pat Cotroneo	By:	/s/ Ulrik Nielsen

Name:	Pat Cotroneo	Name:	Ulrik Nielsen

Title:	CFO	Title:	President and CEO

Date:	5/4/2011	Date:	5/3/11

AMENDMENT NO. 3 TO SUBLEASE

THIS AMENDMENT NO. 3 (the “Third Amendment”) is effective as of June 15, 2011 (the “Third Amendment Effective Date”) by and between Silver Creek Pharmaceuticals (“Subtenant”) and FibroGen, Inc. (“FibroGen”).  This Third Amendment amends the Sublease entered into by and between Subtenant and FibroGen on August 6, 2010 (the “Sublease”), as amended pursuant to the First Amendment on February 1, 2011 and the Second Amendment on May 1, 2011 (the “Prior Amendments”).  Subtenant and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”.

WHEREAS, Subtenant wishes to occupy an additional 348.33 square foot portion of the vivarium of the 409 Illinois Building to the space Subtenant is currently subletting from FibroGen and

WHEREAS, Subtenant agrees to pay an additional monthly rent and charges for IACUC review relating to the vivarium space as indicated in the attached Exhibit E hereto.

Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)          Unless otherwise defined herein, all capitalized terms and phrases used in this Third Amendment shall have the meaning ascribed to them in the Sublease as amended by the Prior Amendments.

(2)          Section 2.1 of the Sublease is hereby deleted in its entirety and replaced with the following:

2.1          Conditioned upon receipt of Master Lessor’s written consent, FibroGen hereby subleases to Subtenant and Subtenant hereby takes from FibroGen certain real property as described below (the “Subleased Premises”) comprising approximately total grossed-up footprint equaling one thousand seven hundred and thirty-eight point thirty-three (1738.33) square feet as follows:

a)            In Vivarium Area #2010, #2012, #2014, #2016, #2018 and #2024

(equaling to three hundred forty-eight point thirty-three (348.33) square feet)

b)            In Laboratory Area #5002 (equaling to: five hundred and ten (510) square feet);

c)             In the Laboratory Area #5115; Office Area #5202 and Open Area #5221 (equaling to: eight hundred and forty-four (844) square feet); and

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d)            The Sublease Premises may be increased upon the mutual agreement of the Parties hereto in the form of a signed amendment to this Sublease.  However, it is expressly understood that neither Party hereto is obligated to enter into such an amendment.

(3)          Section 4.1 of the Sublease is hereby amended with the following:

4.1          Subtenant shall pay a monthly rent (“Rent”)  to FibroGen for the Subleased Premises according to the following Schedule:

Months	Rent/Sq.Ft./Mo	Total Sq. Ft.	Amount/Mo.
September 1, 2010 – January 31, 2011	$6.80	761.00	$5,174.80
February 1, 2011 – April 30, 2011	S6.80	1271.00	$8,642.80
May 1, 2011 – June 14, 2011	$6.80	1354.00	$9,207.20
June 15, 2011 – August 31, 2011	$6.50/vivarium	348.33	$2,264.15
(lab/office/vivarium)	$6.80/office/lab	1354.00	$9,207.20
		Total Sq. Ft. 1738.33	Total Amt./Mo. $11,471.35

(4)          A new Section 3.7 is hereby added to the Sublease as follows:

3.7          FibroGen may terminate Subtenant’s right to use the vivarium area specified in Section 2.1 a) above at any time by giving five business (5) days’ written notice if Subtenant misuses the vivarium area in FibroGen’s sole discretion.  A misuse shall include, but not be limited to, any failure to meet the requirements of IACUC, or any other state or federal law, regulation, or guideline.

(5)          Exhibit E entitled “Recap of Preclinical Facility Related Costs & Labor-Revised 4/12/11” is attached hereto and hereby added to the Sublease.

(6)          A new Section 5.5 is hereby added to the Sublease as follows:

5.5          Fees. Expenses, and costs relating to the use of the vivarium and charges for IACUC review which are listed in Exhibit E, shall be invoiced on the fifteenth (15th) day of each month immediately following the provision of the charges and shall be due and payable along with the next rent payment due after receipt of the invoice for such charges.

(7)          This Third Amendment, together with the Sublease as amended by the Prior Amendments, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein and in the Prior Amendments, the Sublease has not been modified or amended and remains in full force and effect.  All express or implied agreements and understandings that conflict

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with the terms of this Third Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this Third Amendment.

(8)          This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the Sublease as of the Third Amendment Effective Date.

FIBROGEN, INC.		SILVER CREEK PHARMACEUTICALS

By:	/s/ Pat Cotroneo	By:	/s/ Ulrik Nielsen

Name:	Pat Cotroneo	Name:	Ulrik Nielsen

Title:	CFO	Title:	CEO

Date:	5/26/11	Date:	5/26/11

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Exhibit E
Recap of Preclinical Facility Related Costs & Labor — Revised 4/12/11

I.                 VIVARIUM Administration:

FTE SUPPORT per Microcompany

*ADMINISTRATION
(1) ASP Protocol, (1) Yearly Renewal, and up to (1) Amendment (committee submission / PI notifications / records management)
(1) Animals Order (review, enter requisition, obtain PO, place order w/vendor, email order confirmations)
(1) Animal Receipt (manage animal orders / health / animal census records, prepare animal ID cage cards)
Order Food, Bedding, Disposable Supplies (place orders w/vendors, receive / store / distribute)
Training Program (coordinate training / procedure evaluations w/IACUC designated trainers/qualifiers, training record management)
Compliance Oversight (animal welfare / IACUC protocol / institutional policies / preclinical facility policies / standard procedures / regulatory agencies monitoring and enforcement)
Occupational Health & Safety for Vivarium Users (new user orientation & safely training, material documentation, updates, records management)

*Above is based on one (1) Protocol per year (including up to one (1) Amendment) and 1 animal order per month
5 hours/company/month @ $100/hr à $500/company/month

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II.             HUSBANDRY Services:

FTE SUPPORT for 200 MICE

HUSBANDRY

Animal Receipt (pick-up from warehouse, disinfect shipping crates, uncrate animals and distribute into prepared housing units, remove identifying labels from crates, stack crates for disposal, sweep & disinfect receiving area, submit receiving paperwork to office)

Cage Unit Set-Up (cages, fill cages w/bedding, cage lids, cage filter tops, cage card holders, cage identification cards, enrichment objects/nesting materials/snacks, rodent food, fill water bottles)
Cage Exchanges (load clean cage units onto cart and transport to animal holding room and relocate animals from soiled cage units into clean prepared cage units)

Soiled Cage Unit Break-Down (load soiled cage units onto cart and transport from animal holding room to dirty wash room, discard food, empty water bottles, remove cage unit objects and sort into washer containers, discard soiled bedding, empty soiled trash bins, sweep & disinfect dirty wash room)

Cage Washing (load cages into cage washer, cage washer operation, unload cages from cage washer)
Animal Holding Room Racks and Floor Sanitation
Animal Holding Room Complete Sanitation

Animal Health Observations / Holding Room Environmental Control Documentation
(7 days/week, 365 days/yean assess animal health of general population & document, assess health of post-op/post-procedural animals & document, check food & water levels (supplement if necessary), document room temperature & humidity, check temperature setting & water levels in water circulating heating pads (supplement if necessary)

200 MICE (50 Cages)

30 hours/week @ $20/hr = $600/week = $2400/month à $800/company/month

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III.     FOOD & BEDDING Estimates:

Monthly FOOD estimate for 200 mice:  ~3 bags/month @$27.50/bag à $82.50/month

Monthly BEDDING estimate for 200 mice:  ~6 bags/month @$11/bag à $66/month

Food & Bedding cost estimate for 200 mice  =  $148/month  à

$49.33/company/month

Monthly Costs without IACUC and /or Veterinary Services, per company:

$ 500.00 Administration
$800.00 Husbandry Services
$ 49.33 Food and Bedding
Total:	$1,349.33 per month per sub-tenant

(Does not include IACUC and /or Veterinary Services)

IV.                                FibroGen’s IACUC Committee  à  billed per activity below:

•                  IACUC ASP Committee Review Process @ $1000/ASP protocol

(6 IACUC members @ $100/member x ~1.75 hours/member/ASP review)

•                  IACUC ASP Annual Renewal Committee Review Process @ $500/ASP

(6 IACUC members @ $100/member x ~.75 hours/member/ASP renewal)

•                  IACUC ASP AMENDMENT full Committee Review Process @ $200/Amendment

(6 IACUC members @ $100/member x ~.33 hours/member/ASP Amendment)

V.                                    Veterinary Services  à  billed per services rendered below:

•                  Teleconference / Conference Calls @ $200/hr

•                  On-Site Training Services @ $200/hr

•                  Hands On Training

•                  Standard Procedure Qualification Evaluation

•                  Animal Health Evaluation / Treatments @ $200/hr

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